Exhibit 3.2

AMENDED AND RESTATED

BY-LAWS

of

VERTEX PHARMACEUTICALS INCORPORATED

Effective as of February 11, 2025

ARTICLE I

SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such date within six months after the end of the fiscal year of Vertex Pharmaceuticals Incorporated (the “Corporation”) as the Board of Directors of the Corporation (the “Board of Directors”) shall fix, at such time as shall be fixed by the Board of Directors in the call of the meeting. Purposes for which an annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization, or by these By-Laws, may be specified by the Board of Directors in the notice of the meeting.

Section 2. Special Meeting in Lieu of Annual Meeting. If no annual meeting has been held in accordance with the foregoing provisions, a special meeting of the shareholders may be held in lieu thereof. Any action taken at such special meeting shall have the same force and effect as if taken at the annual meeting, and in such case all references in these By-Laws to the annual meeting of the shareholders shall be deemed to refer to such special meeting. Any such special meeting shall be called as provided in Section 3 of this Article 1.

Section 3. Special Meetings. A special meeting of the shareholders may be called at any time by the Chair of the Board, the President, or by the Board of Directors. A special meeting of the shareholders shall also be called by the Secretary (or, in the case of the death, absence, incapacity, or refusal of the Secretary, by any other officer) upon written application of one or more shareholders who hold at least twenty-five percent in interest of the capital stock entitled to vote at the meeting. Each call of a meeting shall state the place, date, hour, and purposes of the meeting.

Section 4. Place of the Meetings. All meetings of the shareholders shall be held at such place, either within or without The Commonwealth of Massachusetts, within the United States as shall be fixed by the Board of Directors in the notice of the meeting; provided that the meeting may be held without a physical place to the extent permitted by law. Any adjourned session of any meeting of the shareholders shall be held at such place designated by the shareholders in the vote of adjournment.

Section 5. Notice of Meeting. A written notice of each meeting of shareholders, stating the place, date, hour and purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat and to each shareholders who, by law, by the Articles of Organization, or by these By-Laws, is entitled to notice. Such notice shall be given by the Secretary or an Assistant Secretary or by an officer designated by the Board of Directors. Whenever notice of a meeting is required to be given to a shareholder under any provision of the Business Corporation Law of the Commonwealth of Massachusetts or of the Articles of Organization or these By-Laws, a written waiver thereof, executed before or after the meeting by such shareholder or such shareholder’s attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.

Section 6. Quorum of Shareholders. At any meeting of the shareholders, a quorum shall consist of a majority in interest of all stock issued and outstanding and entitled to vote at the meeting, except when a larger quorum is required by law, by the Articles of Organization, or by these By-Laws. Stock owned directly or indirectly by the Corporation, if any, shall not be deemed outstanding for this purpose.

Section 7. Adjournment of Meetings. Any meeting of the shareholders may be adjourned (a) prior to the time the meeting has been convened, by the Board of Directors, or (b) after the meeting has been convened, by a majority of the votes properly cast upon the question, whether or not a quorum is present at the meeting, and the meeting may be held as adjourned without further notice.

Section 8. Action by Vote. When a quorum is present at any meeting, (a) upon any question other than an election of a director, a majority of the votes properly cast shall decide the question, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws, (b) in an uncontested election, votes properly cast in favor of election of a director exceeding the votes properly withheld in such election shall effect the election of a director, and (c) in a contested election, a plurality of the votes properly cast for election shall effect the election of a director. An election of directors shall be considered contested if, as of the record date for the applicable meeting, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting. All other elections of directors shall be considered uncontested.

Section 9. Voting. Shareholders entitled to vote shall have one vote for each share of stock held by them of record according to the records of the Corporation, unless otherwise provided by the Articles of Organization. The Corporation shall not, directly or indirectly, vote any share of its own stock.

Section 10. Proxies. To the extent permitted by law, shareholders entitled to vote may vote either in person or by written proxy. Unless otherwise specified or limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting. Any shareholder directly or indirectly soliciting proxies from other shareholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Corporation.

Section 11. Action by Consent. Any action required or permitted to be taken at any meeting of the shareholders may be taken without a meeting, but only if all shareholders entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of meetings of shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting.

Section 12. Order of Business.

(a) Annual Meeting. At any annual meeting of the shareholders, only such nominations for the election of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual meeting, and for other business to be properly brought before an annual meeting, such nominations and other business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 5 of this Article I, (ii) otherwise made at the annual meeting by or at the direction of the Board of Directors or (iii) otherwise properly requested to be brought before the annual meeting by a shareholder of the Corporation in accordance with Section 13 of this Article I or Section 8 of Article II. For nominations for the election of directors or other business to be properly requested by a shareholder to be made at or brought before an annual meeting pursuant to this Section 12: (A) the nominating shareholder must be a shareholder of record at the time of giving of notice of such annual meeting by or at the direction of the Board of Directors, on the record date for determination of shareholders entitled to vote at such meeting, and at the time of the annual meeting; (B) the nominating shareholder must be entitled to vote in the election of directors generally at such annual meeting; (C) the nominating shareholder must comply with the procedures set forth in these By-Laws as to such nomination or other business; and (D) in the case of nominations, such nomination must comply in all respects with the requirements of Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, the requirements of Rule 14a-19 (as such rules and regulations may be amended from time to time by the Securities and Exchange Commission, including any Securities and Exchange Commission staff interpretations relating thereto). Clause (iii) of this Section 12(a) shall be the exclusive means for a shareholder to make nominations or bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

(b) Special Meetings. Nominations for the election of directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors; or (ii) by any shareholder of the Corporation who: (A) is a shareholder of record at the time of giving of notice of such special meeting, on the record date for determination of shareholders entitled to vote at such meeting, and at the time of the special meeting; (B) is entitled to vote in the election of directors generally at such meeting; and (C) complies with the procedures set forth in these By-Laws as to such nomination. At any special meeting of the shareholders, only such nominations for the election of directors shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at a special meeting, and for other business to be properly brought before a special meeting, such nominations and other business must be: (1) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors in accordance with Section 5 of this Article ; (2) otherwise brought before the special meeting by or at the direction of the Board of Directors; or (3) otherwise properly requested to be brought before the special meeting by a shareholder of the Corporation in accordance with Section 13 of this Article I; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to shareholders at any such special meeting. This Section 12(b)(ii) shall be the exclusive means for a shareholder to make nominations or to bring other business (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before a special meeting of shareholders.

(c) General. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the presiding officer of any annual or special meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with these By-Laws and, if any proposed nomination or other business is not in compliance with these By-Laws, to declare that no action shall be taken on such nomination or other business and such nomination or other business shall be disregarded.

Section 13. Advance Notice of Shareholder Business and Nominations.

(a) Annual and Special Meetings. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting or special meeting by a shareholder pursuant to Section 12 of this Article I, the shareholder must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this Section 13 or Section 8 of Article II.

To be timely, a shareholder’s notice must be given, either by personal delivery or by mailing it, postage prepaid, to the Secretary (a) with respect to an annual meeting of shareholders, not earlier than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting and not later than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and (b) with respect to a special meeting of shareholders, not later than the close of business on the tenth day following the date on which notice of such meeting is first given to shareholders. In no event shall any adjournment, recess, rescheduling or postponement of an annual meeting or special meeting commence a new time period for the giving of a shareholder’s notice as described above. A shareholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws.

(b) Disclosure Requirements. Without qualification or limitation, for any nominations or any other business to be properly brought before an annual meeting or special meeting by a shareholder pursuant to Section 12 of this Article I, the shareholder must have given timely notice thereof in writing to the Secretary in proper form, and in accordance with this Section 13 or Section 8 of Article II, as applicable.

To be in proper form, each such notice shall set forth the following, as applicable:

(i) As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or business is brought, as applicable, a shareholder’s notice must set forth: (A) the name and address of such shareholder, as they appear on the Corporation’s books, of such beneficial owner, if any, and any persons that are acting in concert therewith; (B) a representation that the shareholder giving notice is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (C) (1) the class or series and number of shares of the Corporation which are, directly or indirectly, owned beneficially and of record by such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith; (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Corporation or with a value derived, in whole or in part, from the value of any security of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the shareholder of record, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith; (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has any right to vote any security of the Corporation; (4) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Corporation (any of the foregoing, a “Short Interest”); (5) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation; (6) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity; (7) any performance-related fees (other than an asset-based fee) that such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments or Short Interests, if any; (8) any direct or indirect interest, including significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Corporation held by such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith; and (9) any direct or indirect interest of such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, in any contract with, or any litigation involving, the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) (sub-clauses (1) through (9) above of this Section 13(b)(i) shall be referred, collectively, as the “Ownership Information”); (D) in the case of a notice of nomination delivered pursuant to Section 12(a), a representation that such nominating shareholder or beneficial owner, if any, intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 under the Exchange Act; (E) a certification that each such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a shareholder of the Corporation; (F) the names and addresses of other shareholders (including beneficial owners) known by any such shareholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, to financially or otherwise materially support (it being understood, for example, that statement of an intent to vote for, or delivery of a revocable proxy to such proponent, does not require disclosure under this Section 13(b), but solicitation of other shareholders by such supporting shareholder would require disclosure under this Section 13(b)) such nomination(s) or proposal(s), and to the extent known the class and number of all shares of the Corporation’s capital stock owned beneficially or of record by such other shareholder(s) or other beneficial owner(s); (G) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such shareholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any; and (H) any other information relating to such shareholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

(ii) If the notice includes any business other than a nomination of a director or directors that the shareholder proposes to bring before the meeting, a shareholder’s notice must, in addition to the matters set forth in Section 13(b)(i), also set forth: (A) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, in such business; (B) the text of the business proposal (including the text of any resolutions proposed for consideration and, in the event that such proposal includes a proposal to amend the By-Laws of the Corporation, the text of the proposed amendment); and (C) a description of all agreements, arrangements and understandings between such shareholder, such beneficial owner and each of their respective affiliates or associates or others acting in concert therewith, if any, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the business proposal by such shareholder.

(iii) As to each individual, if any, whom the shareholder proposes to nominate for election or reelection to the Board of Directors, a shareholder’s notice must, in addition to the matters set forth in Section 13(b)(i), also set forth: (i) the name, age, business and residence address of such person; (ii) the principal occupation or employment of such person (present and for the past five (5) years); (iii) the completed and signed questionnaire, representation, agreement required by Section 14 of this Article I; (iv) all information relating to such individual that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such individual’s written consent to being named as a nominee in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable) and a written statement of intent to serve as a director for the full term if elected; and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all biographical and related party transaction and other information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant.

(iv) In addition, to be considered timely, a shareholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) and as of the date that is ten (10) days prior to the meeting (or any adjournment, recess, rescheduling or postponement thereof), and such update and supplement shall be delivered to the Secretary not later than ten (10) days after the record date for determining the shareholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof). The obligation to update and supplement as set forth in this paragraph or any other Section of these By-Laws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a shareholder, extend any applicable deadlines hereunder or under any other provision of these By-Laws or enable or be deemed to permit a shareholder who has previously submitted notice hereunder or under any other provision of these By-Laws to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the shareholders.

(v) The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual or special meeting, require any shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or business proposal, as applicable, is made, or any proposed nominee to deliver to the Secretary, within five (5) business days of any such request, such other information as may reasonably be required by the Corporation or its Board of Directors, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation or (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. Notwithstanding anything to the contrary, only persons who are nominated in accordance with the procedures set forth in these By-Laws, including, without limitation, Section 12, Section 13, Section 14 and Section 8 of Article II, shall be eligible for election as directors; and

(vi) Notwithstanding anything to the contrary in this Section 13, to the extent the shareholder of record giving the notice is acting solely at the direction of the beneficial owner and not also on its own behalf or in concert with a beneficial owner, and is not an affiliate or associate or such beneficial owner, information otherwise required by clauses (A), (B), (C) and (D) of Section 13(b)(i) shall not be required of or with respect to such shareholder of record.

Nothing in these By-Laws shall be deemed to affect any rights: (a) of shareholders to request inclusion of business proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act; or (b) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Articles of Organization or these By-Laws. Subject to Rules 14a-8 and 14a-19 under the Exchange Act and Section 8 of Article II, nothing in these By-Laws shall be construed to permit any shareholder, or give any shareholder the right, to include or have disseminated or described in the Corporation’s proxy statement any nomination of director or directors or any other business proposal.

(c) A shareholder who has delivered a notice of nomination pursuant to Section 12(a) shall promptly certify to the Corporation in writing that it has complied with the requirements of Rule 14a-19 under the Exchange Act and deliver no later than five (5) business days prior to the meeting, reasonable evidence that it has complied with such requirements.

(d) Notwithstanding anything to the contrary herein, unless otherwise required by law, if any shareholder (i) provides notice pursuant to Rule 14a-19 under the Exchange Act and (ii) subsequently (A) notifies the Corporation that such shareholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19, (B) fails to comply with the requirements of Rule 14a-19, or (C) fails to provide reasonable evidence sufficient to satisfy the Corporation that such requirements have been met, such shareholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such shareholder.

Section 14. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 13 of this Article I or Section 8 of Article II, as applicable) to the Secretary a written questionnaire with respect to the background and qualification of such individual and the background of any other person or entity on whose behalf, directly or indirectly, the nomination is being made, and a written representation and agreement (in the form provided by the Secretary, which form shall be provided by the Secretary upon written request of any shareholder of record; provided that, such written request identifies both the shareholder of record making such request and the beneficial owner(s), if any, on whose behalf such request is being made) that such individual: (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Shareholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with such person’s nomination or service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (c) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of conduct, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (d) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number and Elections. Subject to the rights of the holders of Preferred Stock to elect one or more additional directors under specified circumstances as provided in Article 4 of the Articles of Organization, the Board of Directors shall consist of not less than three (3) nor more than eleven (11) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office. The directors shall be elected in the manner provided in the Articles of Organization and these By-Laws.

Section 2. Chair of the Board. The Chair of the Board shall be chosen from among the directors and may or may not be the Chief Executive Officer and/or President. The Chair of the Board shall preside at all meetings of the Board of Directors and shall have the duties and powers specified in these By-Laws and such other duties and powers as may be determined by the Board of Directors.

Section 3. Newly Created Directorships and Vacancies. Newly created directorships and vacancies on the Board of Directors shall be filled as provided in the Articles of Organization.

Section 4. Removal of Directors. Directors may be removed from office only as provided in the Articles of Organization.

Section 5. Directors Elected by Holders of Preferred Stock. Whenever the holders of any class or series or Preferred Stock or of any other class or series of shares issued by the Corporation shall have the right, voting separately as a class or series, to elect one or more directors under specified circumstances, the election, term of office, filling of vacancies, and other features of such directorships shall be governed by the terms of the Articles of Organization applicable thereto, and none of the provisions of Sections 1 to 4 of this Article II shall apply with respect to directors so elected.

Section 6. Resignations. Any director, member of a committee, or officer may resign at any time by delivering a resignation in writing to the Chair of the Board, the President, the Secretary, or to a meeting of the Board of Directors. Such resignation shall be effective upon receipt unless specified to be effective at some other time.

Section 7. Powers. Except as reserved to the shareholders by law, by the Articles of Organization, or by these By-Laws, the business of the Corporation shall be managed by the Board of Directors who shall have and may exercise all the powers of the Corporation.

Section 8. Proxy Access for Director Nominations.

(a) Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of shareholders, subject to the provisions of this Section 8, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or a committee appointed by the Board of Directors, the name, together with the Required Information (as defined below), of any person to be nominated for election to the Board of Directors by a shareholder pursuant to Section 12 and Section 13 of Article I (a “Shareholder Nominee”) if (i) the shareholder of record who intends to make the nomination qualifies as, or is acting on behalf of, an Eligible Shareholder (as defined in Section 8(c) of this Article II), (ii) the Eligible Shareholder expressly elects, in a written statement accompanying the notice required by Section 12 and Section 13 of Article I (a “Nomination Notice”), to have its Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8 and (iii) all of the other requirements set forth in this Section 8 and in Section 12 and Section 13 of Article I are satisfied. For purposes of this Section 8, the “Required Information” that the Corporation will include in its proxy statement is (A) the information provided to the Secretary concerning the Shareholder Nominee and the Eligible Shareholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (B) if the Eligible Shareholder so elects, a Supporting Statement (as defined in Section 8(g) of this Article II). Nothing in this Section 8 shall limit the Corporation’s ability to solicit against any Shareholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Shareholder or Shareholder Nominee, including any information provided to the Corporation pursuant to this Section 8. Subject to the provisions of this Section 8, the name of any Shareholder Nominee included in the Corporation’s proxy statement for an annual meeting of shareholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

(b) Permitted Number of Shareholder Nominees. The maximum number of Shareholder Nominees that will be included in the Corporation’s proxy materials with respect to an annual meeting of shareholders shall not exceed the greater of (i) two or (ii) 20% of the number of directors in office as of the last day on which a Nomination Notice may be delivered pursuant to Section 13 of Article I (the “Final Proxy Access Date”) or, if such amount is not a whole number, the closest whole number below 20% (such greater number, as it may be adjusted pursuant to this Section 8(b)), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a shareholder or group of shareholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such shareholder or group of shareholders), together with the number of directors in office as of the Final Proxy Access Date who were either elected by the Board of Directors to fill a vacancy pursuant to such an agreement, arrangement or other understanding, or included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to such an agreement, arrangement or other understanding for any of the two preceding annual meetings of shareholders, and whose remaining terms extend beyond the upcoming annual meeting, and (ii) the number of directors in office as of the Final Proxy Access Date who were included in the Corporation’s proxy materials as Shareholder Nominees for any of the two preceding annual meetings of shareholders (including any persons counted as Shareholder Nominees pursuant to the immediately succeeding sentence) and whose remaining terms extend beyond the upcoming annual meeting. For purposes of determining when the Permitted Number has been reached, any individual requested by an Eligible Shareholder to be included in the Corporation’s proxy materials pursuant to this Section 8 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Shareholder Nominees. Any Eligible Shareholder requesting that more than one Shareholder Nominee be included in the Corporation’s proxy materials pursuant to this Section 8 shall rank such Shareholder Nominees based on the order in which the Eligible Shareholder desires such Shareholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Shareholder Nominees requested by Eligible Shareholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number. In the event that the number of Shareholder Nominees requested by Eligible Shareholders to be included in the Corporation’s proxy materials pursuant to this Section 8 exceeds the Permitted Number, the highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Shareholder disclosed as owned in its Nomination Notice. If the Permitted Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder has been selected, then the next highest ranking Shareholder Nominee who meets the requirements of this Section 8 from each Eligible Shareholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include any Shareholder Nominees in its proxy materials pursuant to this Section 8 for any meeting of shareholders for which the Corporation receives a Nomination Notice (whether or not subsequently withdrawn) and the shareholder by whom or on whose behalf the nomination is to be made does not expressly elect, in a written statement accompanying the Nomination Notice, to have its Shareholder Nominee included in the Corporation’s proxy materials pursuant to this Section 8.

(c) Eligible Shareholder. An “Eligible Shareholder” is a shareholder or a group of no more than 20 shareholders (counting as one shareholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has Owned (as defined in Section 8(d) of this Article II) continuously for at least three years (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least three percent of the voting power of the outstanding shares of stock as of the date the Nomination Notice is delivered to or mailed and received by the Secretary of the Corporation in accordance with Section 13 of Article I (the “Required Shares”) and (ii) continues to Own the Required Shares through the date of the annual meeting. A “Qualifying Fund Group” is any two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended. Whenever the Eligible Shareholder consists of a group of shareholders (including a group of funds that are part of the same Qualifying Fund Group), (1) each provision in this Section 8 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each shareholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate the shares that each member has Owned continuously for the Minimum Holding Period in order to meet the three percent Ownership requirement of the “Required Shares” definition) and (2) a breach of any obligation, agreement or representation under this Section 8 by any member of such group shall be deemed a breach by the Eligible Shareholder. No person may be a member of more than one group of shareholders constituting an Eligible Shareholder with respect to any annual meeting.

(d) Definition of Ownership. For purposes of this Section 8, a shareholder shall be deemed to “Own” only those outstanding shares of stock of the Corporation as to which the shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such shareholder or any of its affiliates in any transaction that has not been settled or closed, (B) borrowed by such shareholder or any of its affiliates for any purposes or purchased by such shareholder or any of its affiliates pursuant to an agreement to resell, or (C) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar instrument or agreement entered into by such shareholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its affiliates’ full right to vote or direct the voting of any such shares or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such shareholder or affiliate. For purposes of this Section 8, a beneficial owner shall be considered a “shareholder” and shall “Own” shares held in the name of a nominee or other intermediary so long as such person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A shareholder’s Ownership of shares shall be deemed to continue during any period in which (i) the shareholder has loaned such shares, provided that the shareholder has the power to recall such loaned shares on five business days’ notice and includes with its Nomination Notice an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Shareholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the shareholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the shareholder. The terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding shares of stock of the Corporation are “Owned” for these purposes shall be determined by the Board of Directors. For purposes of this Section 8, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(e) Information to be Included with a Nomination Notice. In addition to containing the information, representations and other documents required to be set forth in a Nomination Notice pursuant to Section 13 of Article I, in order for a Shareholder Nominee to be eligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8, the Nomination Notice must also set forth or be accompanied by the following:

(i) a written statement by the Eligible Shareholder setting forth and certifying as to the number of shares of stock it Owns and has Owned continuously for the Minimum Holding Period;

(ii) one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Nomination Notice is delivered to or mailed and received by the Secretary of the Corporation in accordance with Section 13 of Article I, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide, within five business days following the later of the record date for the determination of shareholders certified to vote at the annual meeting and the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the record date;

(iii) a copy of the Schedule 14N that has been or is concurrently being filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv) a representation and agreement that the Eligible Shareholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person whom it has not requested be included in the Corporation’s proxy materials pursuant to this Section 8, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any shareholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(v) an undertaking that the Eligible Shareholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Shareholder’s communications with the shareholders of the Corporation or out of the information provided to the Corporation by or on behalf of the Eligible Shareholder, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination of any person for election to the Board of Directors submitted by or on behalf of the Eligible Shareholder or any solicitation or other activity in connection therewith, and (C) file with the Securities and Exchange Commission any solicitation or other communication with the shareholders of the Corporation relating to the meeting at which its Shareholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(vi) a completed questionnaire, representation and agreement required pursuant to Section 14 of Article I;

(vii) if the Eligible Shareholder consists of a group of shareholders, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the request under this Section 8 (including withdrawal of the nomination); and

(viii) if two or more funds that are part of the same Qualifying Fund Group are intended to be counted as one shareholder for purposes of qualifying as an Eligible Shareholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(f) Additional Required Information. In addition to the information required pursuant to Section 8(e) of this Article II or any other provision of these By-Laws, the Corporation may require (i) any proposed Shareholder Nominee requested to be included in the Corporation’s proxy materials to furnish any other information (A) that may reasonably be requested by the Corporation to determine whether the Shareholder Nominee would be independent under the Independence Standards (as defined in Section 8(i) of this Article II), (B) that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Shareholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 8 or to serve as a director of the Corporation, and (ii) any Eligible Shareholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Shareholder’s continuous ownership of the Required Shares for the Minimum Holding Period and through the date of the annual meeting.

(g) Supporting Statement. The Eligible Shareholder may, at its option, provide to the Secretary of the Corporation, at the time the Nomination Notice is provided, a written statement, not to exceed 500 words, in support of its Shareholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Shareholder (including any group of shareholders together constituting an Eligible Shareholder) in support of its Shareholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 8, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule or regulation.

(h) Correction of Defects; Updates and Supplements. In the event that any information or communications provided by or on behalf of an Eligible Shareholder or a Shareholder Nominee to the Corporation or its shareholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any such defect and of the information that is required to correct any such defect. Without limiting the forgoing, an Eligible Shareholder must provide immediate notice to the Corporation if the Eligible Shareholder ceases to Own any of the Required Shares prior to the date of the annual meeting. For the avoidance of doubt, no notification, update or supplement provided pursuant to this Section 8(h) shall be deemed to cure any defect in any previously provided information or communications or limit the remedies available to the Corporation relating to any such defect (including the right to omit a Shareholder Nominee from its proxy materials pursuant to this Section 8).

(i) Shareholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 8, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 8, a Shareholder Nominee (i) who would not be an independent director under the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, any applicable rules of the Securities and Exchange Commission, or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (ii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Articles of Organization, the rules and listing standards of the United States securities exchanges upon which the capital stock of the Corporation is listed or traded, or any applicable law, rule or regulation, (iii) who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (iv) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past 10 years, (v) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (vi) who shall have provided any information to the Corporation or its shareholders that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading.

(j) Omission and Removal of Shareholder Nominees. Notwithstanding anything to the contrary set forth herein, if (i) a Shareholder Nominee and/or the applicable Eligible Shareholder breaches any of its representations, agreements or undertakings or fails to comply with any of its obligations under this Section 8 or Section 13 of Article I, or (ii) a Shareholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 8 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors or the presiding officer of the annual meeting, then (A) the Corporation may omit or, to the extent feasible, remove the information concerning such Shareholder Nominee and the related Supporting Statement from its proxy materials and otherwise communicate to its shareholders that such Shareholder Nominee will not be eligible for election at the annual meeting and, (B) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Shareholder or any other Eligible Shareholder.

(k) Restrictions on Re-Nominations. Any Shareholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of shareholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 10% of the votes cast in favor of such Shareholder Nominee’s election, will be ineligible to be included in the Corporation’s proxy materials pursuant to this Section 8 for the next two annual meetings of shareholders.

(l) General. This Section 8 provides the exclusive method for a shareholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials (other than with respect to Rule 14a-19 of the Exchange Act to the extent applicable with respect to the form of proxies).

Section 9. Other Committees. The Board of Directors may, by vote of a majority of the directors then in office, elect from their number other committees and may delegate to any such committee or committees some or all of the powers of the Board of Directors except those powers which by law, by the Articles of Organization, or by these By-Laws they are prohibited from delegating. Except as the Board of Directors may otherwise determine, each committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the conduct of business by the Board of Directors. The Board of Directors shall have the power to rescind any vote, resolution, or other action of any committee, provided that the rights of third parties shall not be impaired by such rescission.

Section 10. Regular Meetings. Regular meetings of the Board of Directors may be held without call or notice at such places and at such times as the Board of Directors may, from time to time, determine, provided that notice of the first regular meeting following any such determination shall be given to absent directors.

Section 11. Special Meetings. Special meetings of the Board of Directors may be held at any time and at any place designated in the call of the meeting, when called by the Chair of the Board, the Chief Executive Officer, the President, or by three or more directors.

Section 12. Notice of the Meetings. It shall be sufficient notice to a director of a meeting of the Board of Directors (i) to send notice by mail at least forty-eight (48) hours before the meeting, addressed to such directors at such director’s usual or last known business or residence address, (ii) to send notice by electronic mail (to the electronic mail address designated by such director) at least twenty-four (24) hours before the meeting, or (iii) to give notice to such director in person or by telephone at least twenty-four (24) hours before the meeting. A director may waive any notice before or after the date and time of the meeting. The waiver shall be in writing, signed by the director entitled to the notice, or in the form of an electronic transmission by the director to a representative of the Corporation, and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting unless the director at the beginning of the meeting, or promptly upon such director’s arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

Section 13. Quorum of Directors. At any meeting of the Board of Directors, a majority of the directors then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

Section 14. Action by Vote. When a quorum is present at any meeting, a majority of the directors present may take any action, except when a larger vote is required by law, by the Articles of Organization, or by these By-Laws.

Section 15. Action by Written Consent. Unless the Articles of Organization otherwise provide, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the directors or members of the committee as the case may be, consent to the action. The action must be evidenced by one or more consents describing the action taken, in writing, signed by each director or delivered to the Corporation by electronic transmission, and included in the minutes or filed with the corporate records reflecting the action taken. Such consents shall be treated for all purposes as a vote taken at a meeting.

Section 16. Participation Through Communications Equipment. Unless otherwise provided by law or the Articles of Organization, members of the Board of Directors or of any committee thereof may participate in a meeting of such Board or committee, as the case may be, through conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.

Section 17. Compensation of Directors. The Board of Directors may provide for the payment to any of the directors, other than officers or employees of the Corporation, of a specified amount for services as a director or member of a committee of the Board of Directors, or of a specified amount for attendance at each regular or special Board of Directors or committee meeting or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III

OFFICERS AND AGENTS

Section 1. Enumeration; Qualification. The officers of the Corporation shall be a Chief Executive Officer, a President, a Treasurer, a Secretary, who may also be referred to in these By-Laws as the Secretary, and such other officers, including, without limitation, an Executive Chair of the Board (if Chair of the Board is an executive officer), one or more Vice Presidents, Assistant Treasurers, and Assistant Secretaries as the Board of Directors from time to time may in their discretion determine. In addition, the Corporation shall have such other agents as may be appointed by management in accordance with these By-Laws. Any two or more offices may be held by the same person.

Section 2. Powers. Subject to law, to the Articles of Organization, and to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein set forth, such duties and powers as are commonly incident to such officer’s office and such duties and powers as the Board of Directors may from time to time designate.

Section 3. Election. The Chief Executive Officer, the President, the Treasurer, the Secretary and such other officers as the Board of Directors shall determine shall be elected annually by the Board of Directors at their first meeting following the annual meeting of the shareholders. Other officers, if any, may be elected or appointed by the Board of Directors at said meeting or at any other time.

Section 4. Tenure. Except as otherwise provided by law, by the Articles of Organization, or by these By-Laws, the Chief Executive Officer, the President, the Treasurer, and the Secretary shall hold office until their respective successors are chosen and qualified, and each other officer shall hold office for such term as may be designated in the vote electing or appointing such officer, or in each case until such officer sooner dies, resigns, is removed, or becomes disqualified.

Section 5. Chief Executive Officer. The Chief Executive Officer shall, subject to the oversight of the Board of Directors, have general charge and supervision of the business of the Corporation and, except as the Board of Directors shall otherwise determine, shall preside at all meetings of the shareholders. Unless otherwise determined by the Board of Directors, the Chief Executive Officer shall have the authority to appoint such agents, in addition to those officers enumerated in Section 3 of this Article III as being elected or appointed by the Board of Directors, as the Chief Executive Officer shall deem appropriate and to define their respective duties and powers.

Section 6. President and Vice Presidents. The President shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Board of Directors.

The Vice Presidents shall have such duties and powers as shall be designated from time to time by the Board of Directors. Unless the Board of Directors otherwise determines, one Vice President shall be designated as the Chief Financial Officer of the Corporation and shall have the duties and powers commonly incident thereto.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall have general responsibility for the corporate treasury function, shall be in charge of its funds and valuable papers, books of account, and accounting records, and shall have such other duties and powers as may be designated from time to time by the Board of Directors.

Any Assistant Treasurer shall have such duties and powers as shall be designated from time to time by the Board of Directors or the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall record all proceedings of the shareholders and Board of Directors in a book or series of books to be kept for that purpose, which book or books shall be kept as the principal office of the Corporation and shall be open at all reasonable times to the inspection of any shareholder. In the absence of the Secretary from any meeting of the shareholders or Board of Directors, an Assistant Secretary, or if there be none or the Assistant Secretary is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof in the aforesaid book.

Any Assistant Secretaries shall have such other duties and powers as shall be designated from time by the Board of Directors or the Secretary.

ARTICLE IV

CAPITAL STOCK

Section 1. Stock Certificates. The Board of Directors may authorize the issue without certificates of some or all of the shares of any or all of the Corporation’s classes or series of stock. Except to the extent the Board of Directors has determined to issue shares without certificates, a shareholder shall be entitled to a certificate stating the number and the class and the designation of the series, if any, of the shares held by such shareholder, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer. Such signatures may be facsimile if the certificate is signed by a transfer agent, or by a registrar, other than a director, officer, or employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if such former officer were such officer at the time of its issue.

Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, these By-Laws, or any agreement to which the Corporation is a party shall have the existence of the restriction noted conspicuously on the certificate and shall also set forth on the face or back either a summary of the restriction or a statement of the existence of such restriction and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

Every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either a summary of the preferences, voting powers, qualifications, and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications, and rights and a statement that the Corporation will, upon written request, furnish a copy thereof to the holder of such certificate without charge.

Section 2. Lost Certificates. In the case of the alleged loss, destruction, or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such conditions as the Board of Directors may prescribe. When authorizing such issue of a new certificate, the Board may in its discretion require the owner of such lost, destroyed, or mutilated certificate, or such owner’s legal representative, to give the Corporation a bond, with or without surety, sufficient in the Board’s opinion to indemnify the Corporation against any loss or claim that may be made against it with request to the certificate alleged to have been lost, destroyed, or mutilated.

Section 3. Transfer of Shares. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment and power of attorney properly executed with necessary transfer stamps affixed, and with such proof of the authenticity of signature as the Board of Directors or the transfer agent of the Corporation may reasonably require. Except as may be otherwise required by law, by the Articles of Organization, or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote with respect thereto, regardless of any transfer, pledge, or other disposition of such stock, until the shares have been transferred on the books of the stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.

Section 4. Record Date and Closing Transfer Books. The Board of Directors may fix in advance a time, which shall not be more than sixty (60) days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any distribution to shareholders or the last day on which the consent or dissent of shareholders may be effectively expressed for any purpose, as the record date for determining the shareholders having the right to notice of and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution or the right to give such consent or dissent, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the Corporation after the record date; or without fixing such record date the Board of Directors may for any such purposes close the transfer books for all or any part of such period.

If no record date is fixed and the transfer books are not closed, the record date for determining shareholders having the right to notice of or to vote at a meeting of shareholders shall be at the close of business on the date next preceding the day on which notice is given, and the record date for determining shareholders for any other purpose shall be at the close of business on the date on which the Board of Directors acts with respect thereto.

ARTICLE V

INDEMNIFICATION

Section 1. Directors and Officers. The Corporation shall indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, its directors and the officers that have been appointed by the Board of Directors (including persons who serve at its request as directors, officers, or trustees of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise or who serve at its request in any capacity with respect to any employee benefit plan) to the fullest extent permitted by law, and may indemnify, and advance funds to pay for or reimburse the reasonable expenses incurred by, such other employees and agents as are identified by the Board of Directors.

The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms “director” and “officer” include their respective heirs, executors, and administrators, an “interested” director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending or threatened, and a “disinterested” director is one against whom no such proceeding is then pending or threatened. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

The Board of Directors may authorize the purchase and maintenance of insurance, in such amounts as the Board of Directors may from time to time deem appropriate, on behalf of any person who is or was a director or officer or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, or agent of another organization in which it has any interest, direct or indirect, as a shareholder, creditor, or otherwise, or with respect to any employee benefit plan, against any liability incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not such person is entitled to indemnification by the Corporation pursuant to this Article V or otherwise and whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE VI

MISCELLANEOUS

Section 1. Corporate Seal. The seal of the Corporation shall be in such form as the Board of Directors may from time to time determine.

Section 2. Fiscal Year. The fiscal year of the Corporation shall be such period as shall from time to time be determined by the Board of Directors.

Section 3. Execution of Documents. Except as the Board of Directors may generally or in specific instances authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, and other obligations of the Corporation shall be executed by the Chair of the Board, the President, any Vice President, or the Treasurer or such other individual as may be designated from time to time by such officers.

Section 4. Voting of Securities. Except as the Board of Directors may generally or in specific instances direct otherwise, the Chair of the Board, the President, any Vice President, or the Treasurer shall have the power, in the name and on behalf of the Corporation, to waive notice of, appoint any person or persons to act as proxy or attorney-in-fact of the Corporation (with or without power of substitution) to vote at, or attend and act for the Corporation at, any meeting of holders of shares or other securities of any other organization of which the Corporation holds shares or securities.

Section 5. Appointment of Auditor. The Board of Directors, or a committee thereof, shall each year select independent public accountants to report to the shareholders on the financial statements of the Corporation for such year. The selection of such accountants shall be presented to the shareholders for their approval at the annual meeting each year; provided, however, that if the shareholders shall not approve the selection made by the Board, the Board shall appoint other independent public accountants for such year.

ARTICLE VII

AMENDMENTS

These By-Laws may be altered, amended, or repealed, and new By-Laws not inconsistent with any provision of the Articles of organization or applicable statute may be made either by the affirmative vote of a majority of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, at any annual or special meeting of the shareholders called for the purpose, or (except with respect to any provision hereof which by law, the Articles of Organization, or these By-Laws requires action by the shareholders) by the affirmative vote of a majority of the Board of Directors then in office. Not later than the time of giving notice of the meeting of shareholders next following the making, amending, or repealing by the Board of Directors of any By-Law, notice thereof stating the substance of such change shall be given to all shareholders entitled to vote on amending the By-Laws. Any By-Law made, amended, or repealed by the Board of Directors may be altered, amended, repealed, or reinstated by the shareholders.